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                                   23.(m)(2)a.
  Schedule A (dated August 1, 2007) to 12b-1 Plan of Distribution - Service and
                              Initial Class Shares

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                                   Schedule A
                    Participating Funds as of August 1, 2007

     American Century Large Company Value
     Asset Allocation - Conservative Portfolio
     Asset Allocation - Growth Portfolio
     Asset Allocation - Moderate Growth Portfolio
     Asset Allocation - Moderate Portfolio
     BlackRock Large Cap Value
     Capital Guardian Global
     Capital Guardian U.S. Equity
     Capital Guardian Value
     Clarion Global Real Estate Securities
     Federated Market Opportunity
     International Moderate Growth Fund
     Jennison Growth
     JPMorgan Core Bond
     JPMorgan Enhanced Index
     JPMorgan Mid Cap Value
     Legg Mason Partners All Cap
     Marsico Growth
     MFS High Yield
     MFS International Equity
     Munder Net50
     PIMCO Total Return
     T. Rowe Price Equity Income
     T. Rowe Price Growth Stock
     T. Rowe Price Small Cap
     Templeton Transamerica Global
     Third Avenue Value
     Transamerica Balanced
     Transamerica Convertible Securities
     Transamerica Equity
     Transamerica Equity II
     Transamerica Growth Opportunities
     Transamerica Money Market
     Transamerica Science & Technology
     Transamerica Small/Mid Cap Value
     Transamerica Strategic Selection Fund
     Transamerica U.S. Government Securities
     Transamerica Value Balanced
     Van Kampen Active International Allocation
     Van Kampen Large Cap Core
     Van Kampen Mid-Cap Growth